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                                                                     Exhibit 2.1

                               MERGER AGREEMENT
                               ----------------


     THIS MERGER AGREEMENT ("Agreement") is made and entered into as of this 21st day of October, 1999, by and among VERIDA INTERNET CORP., a Nevada corporation (hereinafter "Verida"), VERIDA ACQUISITION CORP., a California corporation (hereinafter "Verida Acquisition"): TRIAD CREATIVE, INC., a California corporation ("Triad"), and MICHAEL HINSHAW, a married person on behalf of himself and his marital community (hereinafter "Hinshaw").


                                    RECITALS
                                    --------

     Hinshaw owns all of the issued and outstanding shares of Triad, and desires to merge his business with that of Verida Acquisition by exchanging all such shares for voting shares of Verida and cash in a transaction qualifying as a statutory merger. Verida owns all of the issued and outstanding shares of Verida Acquisition, and desires to merge Triad into Verida Aquisition, Verida's newly formed wholly-owned subsidiary, in a transaction qualifying as a statutory merger.

                                   AGREEMENT
                                   ---------

     NOW, THEREFORE, in consideration of the mutual covenants, representations, and warranties herein contained, the parties agree as follows:

1.   Statutory Merger; Exchange Price.

     (a) Verida Acquisition hereby agrees to and shall merge with Triad, and Triad, as the disappearing corporation, hereby agrees to and shall merge with and into Verida Acquisition, at the exchange rate hereinafter set forth in this
Section 1, and pursuant to the terms and conditions hereinafter provided.

     (b) Upon the effective date of the merger ("Closing date"), Hinshaw shall exchange Thirty-eight Thousand Seven Hundred (38,700) shares of the common stock (no par value) of Triad, which constitutes ONE HUNDRED PERCENT (100%) of the outstanding stock of all classes of stock issued by Triad (the "Shares"). Subject to the terms and conditions set forth in this Agreement, Hinshaw will, on Closing date, assign, transfer, convey, and deliver the Shares to Verida, free and clear of any claims, liens, encumbrances, or restrictions whatsoever.

     (c) In reliance on the covenants, representations, and warranties of Hinshaw contained herein and subject to the terms and conditions hereof, including, without limitation, the adjustment to the purchase price to be made pursuant to Section 2 hereof, at closing the Shares will be converted into One Hundred Fifty Thousand (150,000) shares of common stock (par value $.001) of Verida (the "Verida Stock"), subject to the restrictions on transferability set forth herein, and cash of Seven Hundred Fifty Thousand Dollars ($750,000), which shall be paid or credited as follows:

          (i) Hinshaw acknowledges receipt from Verida Acqusition of $150,000 as a deposit which is not refundable but which will be credited against the amount to be paid upon closing as provided above.

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          (ii)   The amount of $150,000 cash will be paid to Hinshaw at Closing.

          (iii) The amount of $200,000 will be paid to Hinshaw on November 15, 1999.

          (iv) The amount of $250,000 will be paid to Hinshaw on December 31, 1999.

          Verida Acquisition may prepay any or all of such amounts due after Closing at any time. The Verida stock is restricted stock and may not be sold, assigned, transferred, or conveyed until the first anniversary of the Closing date. On that date, and on each of the next four anniversaries of the Closing date, twenty percent (20%) of the Verida stock will be released from that restriction and may be sold, assigned, transferred, or conveyed by Hinshaw; provided that, in addition to any resale restrictions set forth in Rule 144 promulgated under the Securities Act of 1933 (the "Act"), in no event may more than ten percent (10%) of the released stock be sold per month in each of the twenty-four (24) months beginning with the first anniversary of the Closing date.

     (d) Upon the effective date of the merger, the articles of incorporation of Verida Acquisition shall be amended to change the name of the surviving corporation from Verida Acquisition Corp. to Triad Creative, Inc.

     (e) Upon the completion of the exchange and the receipt of all of the Shares by Verida and the filing of all necessary documents with the State of California to effect the statutory merger, in which Triad shall be the disappearing corporation and Verida Acquisition shall be the surviving corporation, the Shares shall be canceled.

2.   Exchange Price Adjustment.

     (a) Hinshaw shall immediately notify Verida in writing if there is any material, adverse change in Triad's business operations, assets, liabilities, prospects, or financial condition. Should there be any such material adverse change, upon Verida's written request the fair market value of Triad shall be determined by agreement of the parties or, if an agreement cannot be reached, by an independent accountant chosen by mutual agreement of the parties. If the parties cannot agree on the accountant, each party shall choose an independent accountant, and the two selected accountants shall select a third accountant. The accountant or three accountants, as the case may be, shall determine the value of Triad and, if appropriate, the amount of the reduced purchase price (as provided for below) by majority vote within thirty (30) days after selection of the first or third accountant, as the case may be. The Closing date shall be postponed if necessary until that decision is made.

     (b) If the fair market value of Triad at the Closing date is less than $1,700,000 as a result of any such change described in subparagraph (a), the following shall apply:

          (i) If the fair market value of Triad is between $1,700,000 and $1,275,000, the exchange price shall be reduced appropriately to reflect the decrease in the value of Triad in the manner provided for above;

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

          (ii) If the fair market value of Triad is less than $1,275,000, Verida may, at its option, by written notice to Hinshaw, cancel this Agreement.

     (c) Any reduction of the exchange price shall be accomplished by mutual agreement of Verida and Hinshaw as to whether the amount of cash, shares of Verida stock, or both is to be reduced at Closing; provided, however, the parties agree that Verida stock shall be used as the medium of exchange to acquire no less than one-half of the issued and outstanding Shares. If the parties cannot agree the matter shall be determined by the procedure set forth in Section 2(a).

3.   Employment of Hinshaw.

     Hinshaw's agreement to become an employee of Verida effective October 1, 1999, is a material consideration to Verida for its entering into this Agreement. Verida and Hinshaw shall negotiate in good faith the terms and conditions of an employment agreement between Verida and Hinshaw to be executed before or at Closing. That agreement will include provisions which, among others, preclude Hinshaw from voluntarily leaving the employ of Verida to enter into competition with Verida's business, so as to protect Verida's interests in its employees, customers, and substantially functional online markets that Verida has established.

4.   Closing Date and Documents.

     (a) This transaction shall be closed on October 21, 1999, or such later or earlier date as the parties mutually agree, at such time and place as the parties agree (the "Closing").

     (b) At the time of Closing, Hinshaw shall deliver or cause Triad to deliver to Verida the following:

          (i) Triad's Minute Books, containing the Articles, Bylaws, Consent Resolutions, and minutes of all meetings of shareholders and directors to date, its stock certificate books, and corporate seal.

          (ii)   Resignations of the present officers and directors of Triad.

          (iii) Written agreements, employment contracts, and leases to which Triad is a party, all of which are listed on Schedule l attached hereto and incorporated by this reference as if fully set forth herein.

          (iv) The certificates representing the Shares, duly endorsed in blank or by assignment separate from certificate.

          (v) A certificate of the Secretary of State, State of California, certifying the good standing of Triad on a date as close to the Closing date as it reasonably may be obtained.

          (vi) An Estoppel Certificate and consent from each of the landlord(s) of the real property lease(s) described in Section 5(p) hereof, acknowledging that each such lease is in good standing, that Triad has

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

     satisfied to date all of its obligations under the lease, and that the landlord consents to this transaction, if required under the lease.

          (vii) Such other documents and instruments, including all necessary and appropriate third party consents as may be required for the transactions set forth herein, as Verida may reasonably request.

          (viii)  A counterpart of the employment agreement referred to in
     Section 3 above, duly executed by Hinshaw.

          (ix) Originals of resolutions of the Board of Directors and Shareholders of Triad approving the merger transaction.

     (c) At the Closing, Verida shall deliver or cause Verida Acquisition to deliver to Hinshaw the following items:

          (i) The sum of ONE HUNDRED FIFTY THOUSAND UNITED STATES DOLLARS (US$150,000).

          (ii)    A certificate representing the Verida stock.

          (iii)   A counterpart of the employment agreement referred to in
     Section 3 above, executed by Verida.

          (iv) Such other documents and instruments as Hinshaw reasonably may request.

          (v) Originals of resolutions of the Board of Directors and Shareholders of Verida Acquisition and of the Board of Directors of Verida approving the merger transaction.

     (d) Termination in Event of No Closing. If the Closing shall not have occurred on or before October 22, 1999, any party may elect to terminate this Agreement, provided such electing party has not, by breaching this Agreement, wrongfully caused the nonoccurrence of the Closing. In the event of such a termination, the parties shall be released from all liabilities under this Agreement. If a party has wrongfully caused the nonoccurrence of the Closing, the other parties may exercise whatever legal and/or and equitable remedies it may choose.

5.   Representations and Warranties of Hinshaw.

     Hinshaw represents and warrants to Verida as follows:

     (a) That Triad is a stock corporation, organized pursuant to the laws of the State of California, is a validly existing corporation in good standing, is not licensed or qualified to do business as a foreign corporation in any other state or foreign country, has no subsidiaries, and there has been no change in the articles, bylaws, or other governing documents of Triad from August 30, 1999, through the date of this Agreement.

     (b) That Triad does not own, and has not previously owned, the capital stock of, or any other proprietary interest in, any other corporation, partnership, or other business entity, and there are no other corporations, partnerships, or

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other business entities that control, are controlled by, or are under common control with Triad.

     (c) That Triad has an authorized capitalization of One Million (1,000,000) no par shares, all of which are common stock; that Thirty Eight Thousand Seven Hundred (38,700) shares of Triad's common stock are issued and outstanding and are fully paid and not assessable; that there are no outstanding subscriptions to purchase, options, contracts, calls, commitments, or demands of any character in relation to any shares of Triad.

     (d) That Hinshaw is the lawful owner and holder of such Thirty Eight Thousand Seven Hundred (38,700) shares of capital stock of Triad; that Hinshaw has full power and right to enter into this Merger Agreement and to exchange the Shares free of any liens, encumbrances, claims, or agreements; and that at the time of delivery of the Shares to Verida, they will be free of any claim, lien, or encumbrance, so as to allow good title to vest in Verida. This merger will not constitute a breach of any agreement to which Hinshaw is a party; and this agreement, upon execution and delivery, shall constitute a valid and binding obligation of Hinshaw and Triad, enforceable against them in accordance with its terms.

     (e) That to the best of Hinshaw's knowledge, all necessary licenses and permits for the business operation of Triad are valid and will remain in force, and there are no proceedings or actions pending to limit or impair any of Triad's rights, powers, or privileges, or to dissolve Triad.

     (f) That Triad is the sole and absolute owner of the assets described on its balance sheet of June 30, 1999, which is a part of the financial statements of Triad of June 30, 1999, attached hereto as a part of Schedule 1 and incorporated by this reference as if fully set forth herein (the "Balance Sheet"); that the Balance Sheet is a true, accurate, and complete statement of the financial condition of Triad and its assets and liabilities as of such date; that to the best of Hinshaw's knowledge, as of the Closing date there have been no material, adverse changes, financial or otherwise, in the business operations, assets, prospects, and financial condition of Triad since the date of the Balance Sheet, Triad having conducted its business in the ordinary course since that date to preserve intact its business, properties, and goodwill; and that no action has been taken since that date to impair or reduce the net worth of Triad as shown on the Balance Sheet. "Material, adverse change," as used in this Section 5(f), shall mean a reduction of more than $100,000 in the fair market value of Triad. The occurrence of any such material, adverse change as described herein shall not prevent Closing, however, except as provided in
Section 2 above, notwithstanding any language herein to the contrary.

     (g) That Triad owns all of its assets subject only to such liens or encumbrances set forth in the Balance Sheet, and all operating assets are in good operating condition and repair.

     (h) That there are no actions, suits, investigations, or proceedings at law or equity pending against Triad or its assets or business, or against Hinshaw which could affect the consummation of this transaction or encumber the Shares. Hinshaw does not know, nor does he have any basis to know, of any suits or proceedings against Triad or Hinshaw; and that there are no unsatisfied judgments existing, whether filed or not, against Triad, or against Hinshaw

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which could affect the consummation of this transaction or encumber the Shares.
There are no actions or proceedings pending or proposed in which Triad is a plaintiff or petitioner.

     (i) That since June 30, 1999, there have been no distributions of any properties of Triad, nor any declaration of a dividend on Triad's stock, nor has Triad entered into any contract which obligates it for matters other than supply purchase commitments made in the ordinary course of business; that all material agreements to which Triad is subject, whether written or oral, are set forth in
Schedule 1; that executory purchase commitments of Triad have been made in the ordinary course of business and are not in excess of Triad's ordinary usual business requirements, and do not call for the payment of any premiums or price in excess of the current market value at the time such purchases were made; and that Triad has not defaulted under any contract or commitment under which it is a party or by which it is bound.

     (j) That Triad has no employment contracts or collective bargaining agreements, whether or not legally binding, nor does Triad or Hinshaw have any knowledge of any union organizing activities among or with respect to the employees of Triad. That Triad has no bonus, deferred compensation, profit-sharing, pension, or retirement plans, whether or not legally binding, except as disclosed to Verida.

     (k) That to the best of Hinshaw's knowledge, as of the date of Closing, except as reflected in the Balance Sheet or in financial statements and notes thereto dated June 30, 1999, which are attached hereto as a part of Schedule l, there are no liabilities or debts, contingent or otherwise, existing against Triad for any cause whatsoever other than those arising in the ordinary and regular course of Triad's business from the date thereof to the Closing date, or in accordance with the terms of this Agreement; nor, to the knowledge of Hinshaw, is there any basis for the assertion of any liabilities against Triad, other than those expressed herein, arising from or out of any transaction entered into prior to this Agreement.

     (l) That to the best of Hinshaw's knowledge, Triad has performed all of its obligations which were required to be performed by it up to the Closing date by the terms of any agreement, contract, or commitment, and that no material obligations are expected to have been paid prior to their normal maturity and in due course.

     (m) That to the best of Hinshaw's knowledge, all of Triad's accounts receivable, as set forth on the Balance Sheet, and as of the Closing date, are valid and existing as of such dates, and are collectable in accordance with the terms extended by Triad. To the best of Hinshaw's knowledge, except as otherwise set in Schedule 2 attached hereto and incorporated herein by this reference (which Schedule 2 sets forth exceptions and qualifications, if any, to Hinshaw's representations and warranties set forth in this Section 5, inclusive), no valid defense or right of setoffs exists to Triad's right to collect such accounts receivable in the full amount shown on such books of account.

     (n) That all of the physical assets of Triad are, and will continue to be up to the date of Closing, insured against loss by fire and extended coverage from risks insured against under Triad's existing fire and extended coverage insurance policies for at least the cost of such assets.

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     (o)  That Triad has filed all federal, state, and local tax returns required by law to be filed by it, and that all taxes, penalties, and interest due to such tax authorities for all periods covered by such returns have been paid in full; that adequate cash reserves have been established upon the Balance Sheet, and that the Balance Sheet will reflect adequate cash reserves, covering all federal, state, and local taxes with respect to the operations of Triad up to and including the Closing date.

     (p) That Triad presently leases real property from The Finnila Family Trust under and pursuant to a lease dated March 14, 1994 (hereinafter referred to as the "Lease"). A true and correct copy of the Lease has been provided to Verida. The Lease is now in full force and effect and all amounts payable thereunder have been paid. To the best of Hinshaw's knowledge, all uses of such leased property and any property owned by Triad conform, in all material respects, to all applicable building and zoning ordinances, laws, and regulations.

     (q) That Triad has received no notice that Triad is in breach or default under the Lease. Hinshaw has complied with the notice and consent requirements of paragraph XIV of the Lease, in accordance with the provisions of paragraph XX thereof, and represents and warrants that the landlord, after reasonable notice, has not objected to the assignment resulting from this transaction.

     (r)  That Schedule 1 sets forth the name of each bank in or with which
               ----------
Triad has an account, loan, credit line, or safe deposit box, and the names of all persons presently authorized to draw thereon or having access thereto, and the names of all persons, if any, now holding powers of attorney from Triad and a summary statement of the terms thereof.

     (s)  That Schedule 3 contains a complete and accurate list of the names and
               ----------
current salary or pay rates of all persons presently employed by Triad.

     (t) That pending the Closing of this transaction, Hinshaw will use and exert his best efforts to retain Triad as a functioning, going concern.

     (u) That no representation or warranty by Hinshaw or Triad contained in this Agreement, and no statement contained in any instrument furnished or to be furnished by Hinshaw or Triad pursuant to this Agreement or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of fact, or knowingly omits or will omit to state a fact necessary in order to make the statements contained herein and therein not misleading. Without limiting the generality of the foregoing, there is no fact known to Hinshaw or any officer, director, or employee of Triad who has any responsibility for the management of its assets, properties, or rights which has not been disclosed to Verida and which materially, adversely affects the value of such assets, properties, or rights.

6.   Representations and Warranties of Verida.

     Verida represents and warrants to Hinshaw as follows:

     (a) Verida is a corporation duly organized and existing and in good standing under the laws of Nevada.

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     (b)  Verida has the corporate authority to acquire the Shares from Hinshaw, and Verida's Board of Directors has approved, authorized, and directed the execution and delivery of this Agreement.

     (c) Verida Acquisition is a corporation duly organized and existing and in good standing under the laws of California.

     (d) Verida Acquisition has the corporate authority to enter into the merger agreement, and Verida Acquisition's Board of Directors and shareholders have approved, authorized, and directed the execution and delivery of this Agreement.

     (e) This agreement will not constitute a breach of any agreement to which Verida or Verida Acquisition is a party; and this agreement, upon execution and delivery, shall constitute a valid and binding obligation of Verida and Verida Acquisition, enforceable against them in accordance with its terms.

     (f) No representation or warranty by Verida or Verida Acquisition contained in this Agreement, and no statement contained in any instrument furnished or to be furnished by Verida or Verida Acquisition pursuant to this Agreement or in connection with the transactions contemplated by the Agreement, contains or will contain any untrue statement of fact, or knowingly omits or will omit to state any fact necessary in order to make the statements contained herein and therein not misleading.

7.   Interim Conduct of Business.

     Pending the Closing date, Hinshaw further agrees that:

     (a) Hinshaw shall cause Triad's business to be conducted only in the ordinary course.

     (b) Hinshaw shall not cause or permit any changes to be made in the organization, Articles of Incorporation, or Bylaws of Triad.

     (c) Hinshaw will not cause or permit anything to be done which will change Triad's status as a corporation in good standing under the laws of the State of California.

     (d) Hinshaw will not cause or permit Triad to (i) issue or sell additional shares of its capital stock, (ii) redeem, purchase, or acquire any shares of its capital stock, or (iii) authorize or enter into any options, contracts, or agreements with respect to such stock.

     (e) Hinshaw will use commercially reasonable efforts not to cause or permit any changes in the affairs or condition (financial or otherwise), assets, or liabilities of Triad other than changes in the ordinary course of business, none of which, individually or in the aggregate, will constitute a material, adverse change with respect to Triad, as defined in Section 5(f).

     (f) Hinshaw will not cause or permit Triad to enter into or waive any contracts except those entered into or waived in the ordinary course of business.

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     (g)  Hinshaw will not cause or permit Triad to pay or declare any dividend or distribution in respect of Triad's capital stock.

     (h) Other than in the ordinary course of business, Hinshaw will not cause or permit Triad to increase the compensation, benefits, or payments to be paid or accrued to any employee, shareholder, director, or officer of Triad, nor will Hinshaw permit Triad to make additional contributions pursuant to any Triad deferred compensation or profit sharing plan.

     (i) Hinshaw will use his best efforts to preserve intact the business, properties, and goodwill of Triad.

8.   Pre-Closing Obligations.

     Hinshaw covenants and agrees to cause or permit the following to occur from the date of this Agreement to the Closing:

     (a) Hinshaw shall provide, and shall cause Triad to provide, to Verida and its attorneys, accountants, and other authorized representatives full and complete access, during regular business hours, to the books, records, personnel, and properties of Triad in order that Verida may have a full opportunity to make such investigation as it may desire of the business and affairs of Triad, provided such investigation shall not unreasonably interfere with the business of Triad. The foregoing shall include, but is not limited to, taking such actions and providing such assistance as is necessary for Verida's independent certified public accountants to examine the books and records of Triad.

     (b)  No change shall be made in the banking arrangements of Triad.

     (c) Hinshaw will use his best efforts, and will cause Triad to use its best efforts, to duly comply with all laws, regulations, and ordinances applicable to it, and will comply with all orders, injunctions, and decrees applicable to it and to the conduct of its business.

     (d) Hinshaw will do all things necessary that all of his representations and warranties contained in this Agreement are true at the Closing as if repeated at and as of such time, and that no breach or default occurs with respect to any of his covenants, representations, or warranties.

9.   Conditions Precedent to Obligations of Verida and Verida Acquisition.

     The obligations of Verida and Verida Acquisition to close this transaction are subject, at their option, to the fulfillment prior to or at the Closing, of each of the following conditions, any one or more of which may be waived by Verida and Verida Acquisition:

     (a) All representations, covenants, and warranties of Hinshaw contained in this Agreement and in any written statement, including financial statements, certificates, schedules, exhibits, or other documents delivered by Hinshaw or his agents pursuant to or in connection with this transaction shall be true and correct at the Closing as if made at and as of Closing.

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     (b)  Hinshaw shall have performed and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by Hinshaw prior to or at the Closing.

     (c) All actions, proceedings, consents, instruments, and documents required to carry out this Agreement and the transaction herein contemplated, or incidental to such transaction, shall have been approved by counsel for Verida, which approval shall not be unreasonably withheld.

     (d) All third party consents required to carry out this Agreement and the transaction herein contemplated, or incidental to such transaction, shall have been received and approved by counsel for Verida as to form and substance, which approval shall not be unreasonably withheld.

     (e) No material litigation or proceeding is threatened or pending against Triad or Hinshaw.

10.  Conditions Precedent to Obligations of Hinshaw and Triad.

     The obligations of Hinshaw and Triad to close this transaction are subject, at their option, to the fulfillment prior to or at the Closing, of each of the following conditions, any one or more of which may be waived by Hinshaw and
Triad:

     (a) All representations, covenants, and warranties of Verida and Verida Acquisition contained in this Agreement and in any written statement delivered by Verida, Verida Acquisition, or their agents pursuant to or in connection with the transaction herein contemplated shall be true and correct at the Closing as if made at and as of Closing.

     (b) Verida shall have performed and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by Verida prior to or at the Closing.

     (c) All actions, proceedings, consents, instruments, and documents required to carry out this Agreement and the transaction herein contemplated, or incidental to such transaction, shall have been approved by counsel for Hinshaw, which approval shall not be unreasonably withheld.

11.  Books and Records.

     At Closing, Hinshaw shall turn over to Verida all of Triad's books and records required in the conduct of its business which Hinshaw, or his representatives, shall at that time hold or control, including, without limitation, general ledgers and journals, minute books, stock certificate books, and customer lists. Hinshaw and his representatives, however, shall be given reasonable and timely access to all books and records of Triad for the purpose of preparing tax returns or for the audit or examination thereof, or for the purpose of the defense of any debt, claim, or liability which has been tendered by Verida or Verida Acquisition to Hinshaw pursuant to Section 12(b).

12.  Indemnity, Defense of Claims, and Price Adjustments.

     (a) Hinshaw agrees to indemnify, defend, and hold Triad, its successors and assigns (which shall hereafter in this paragraph include without limitation, the successors and assigns of Triad's stock and/or assets in the event of a merger or a voluntary dissolution or liquidation of Triad), Verida, and Verida Acquisition, and each of them, harmless from and against all damages, costs, and expenses sustained by reason of a breach of any of the covenants, representations, and warranties of the Hinshaw hereunder, as well as from and against all debts, claims, and liabilities of Triad which may have arisen, or which may arise because of or as a result of any fact, event, or transaction existing or occurring on or before the date of Closing, regardless of when the cause of action may be deemed to arise, except for (i) any such debt, claim, or liability as may be included as a liability of Triad on its financial statements dated June 30, 1999, (ii) current liabilities incurred in the normal and ordinary course of business between the date thereof and the date of Closing; and (iii) matters disclosed by Hinshaw to Verida in this Agreement, the Schedules hereto, or otherwise in writing). The foregoing indemnity shall include any and all costs, expenses (including attorneys' and accounting fees), and damages arising out of any claim, action, suit, or proceeding (collectively, the "Claims") concerning any such breach of any of the covenants, representations, and warranties of Hinshaw hereunder, or concerning any such debt, claim, or liability, whether such action for such breach, debt, action, suit, or proceeding shall be reduced to final judgment or shall be settled prior thereto, and shall include the costs of enforcing this indemnity. The foregoing hold harmless and indemnity agreement of Hinshaw shall include any claim against or liability of Triad for taxes, including, without limitation, federal income taxes, and any liability for penalty or interest thereon resulting from facts, events, or transactions existing or occurring on or before the date of Closing, whether or not presently known or disclosed to Verida. The foregoing hold harmless and indemnity agreement shall not apply to any claims, debts, damages, expenses, suits, or proceedings to the extent resulting from Verida's negligent or intentional misconduct.

     (b) Verida or Verida Acquisition shall make a timely tender to Hinshaw of the defense of any debt, claim, or liability covered by the foregoing indemnity and hold harmless agreement. Such tender shall be made by written notice to Hinshaw and shall give Hinshaw thirty (30) days within which, by written notice to Verida, to accept such tender. If Hinshaw assumes the defense of any such debt, claim, or liability, Verida and Verida Acquisition shall not make any payment thereupon without prior written instructions from Hinshaw. Notwithstanding the foregoing, Verida or Verida Acquisition, as the case may be, may, pending Hinshaw's decision to defend, cause its attorneys, after consultation with Hinshaw's attorneys, if the same is practical, to file notices of appearances or otherwise respond to any proceedings, if the same shall be necessary or advisable to preserve or protect the position of Triad, its successors and assigns, Verida, or Verida Acquisition. If Hinshaw fails or refuses to accept such tender, Verida or Verida Acquisition may, in its sole and absolute discretion, defend against the claim, debt, or liability, or settle or pay the same in such a manner as it deems prudent; and the costs and expenses of such defense or settlement (including, without limitation, attorneys' and accounting fees) shall be deducted from any sums owing from Verida to Hinshaw and, if such sums exceed amounts then owing from Verida to Hinshaw, the excess shall be immediately due and payable from Hinshaw to Verida. If Hinshaw accepts such tender of defense, his defense of such debt, claim, or liability shall be at Hinshaw's sole cost and expense, and Hinshaw agrees to keep Verida currently informed as to the progress of their defense of all such debts, claims, or liabilities.

     (c) Hinshaw's representations and warranties set forth in Section 5, inclusive, and the indemnification of Verida and Verida Acquisition set forth in Paragraph 12(a) above, shall automatically expire and terminate six (6) months after the Closing date. Hinshaw's representations and warranties set forth in
Section 17 shall automatically expire and terminate twelve (12) months after the Closing date.

     (d) Verida agrees to indemnify and hold harmless Hinshaw against any liability, including costs and attorneys' fees, resulting from (i) any breach of Triad's lease occurring on or after the Closing date, and (ii) any other Claims arising from and after the Closing date.

13.  Further Assurances.

     On and after the Closing date, upon the reasonable request of Verida, Hinshaw shall do all such further acts and execute, acknowledge, and deliver all such further instruments and documents as may be necessary or desirable to convey and transfer to, and vest in, Verida and protect Verida's right, title, and interest in and to, and enjoyment of, the Shares, and as may otherwise be appropriate to carry out the transactions for which provision is made in this Agreement.

14.  Fees.

     The parties agree that they will each pay the respective legal or accounting fees they incur as a result of this sale and purchase transaction.

15.  Renewal of Covenants.

     The covenants, representations, and warranties made herein by Hinshaw shall be deemed to have been made again, and shall be true and correct at the time of Closing, except those covenants, representations, and warranties which by their terms are limited to some specific date.

16.  Survival of Representations, Warranties, Indemnities, and Guarantees.

     The parties' representations, warranties, indemnities, and guarantees shall survive the Closing of this transaction, the delivery of all required instruments hereunder, and any investigations made by Hinshaw or Verida, subject to Paragraph 12(c) above.

17.  Covenants, Representations, and Warranties Concerning Verida Stock.

     Hinshaw makes the following covenants, representations, and warranties, and acknowledges the following concerning the Verida stock:

     (a) Hinshaw acknowledges and understands that Verida has not registered and has no obligation to register the Verida stock pursuant to the Act and other applicable federal securities laws and regulations of the United States or any state or province (together, the "Securities Laws"), unless it elects to file a registration statement to register other securities under the Securities Laws, in which case it will include the Securities in its registration statement. Hinshaw further acknowledges that, under the Securities Laws, he may not resell the

Verida stock for one year after its issuance, and thereafter subject to resale restrictions contained herein and under Rule 144 promulgated under the Act.

     (b) Hinshaw recognizes that the acquisition of the Verida stock involves a high degree of risk and is suitable only for persons of adequate financial means who have no need for liquidity in this investment in that (i) Hinshaw may not be able to liquidate its investment in the event of an emergency; (ii) transferability is extremely limited; and (iii) Hinshaw could sustain a complete loss of the value of the Verida stock.

     (c) Hinshaw represents that (i) he is competent to understand and does understand the nature of the acquisition of the Verida stock; and (ii) it is able to bear the economic risk of this acquisition of the Verida stock.

     (d) Hinshaw represents that he is an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended, and acknowledges that he has significant prior investment experience, including investment in non-listed and non-registered securities, and that he recognizes the highly speculative nature of this acquisition.

     (e) Hinshaw hereby represents that he has been furnished by Verida with all information regarding Verida which he had requested or desired to know; that all other documents which could be reasonably provided have been made available for his inspection and review; and that he has been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of Verida concerning Verida and the Verida stock.

     (f) Hinshaw hereby acknowledges that this conveyance of the Verida stock has not been reviewed by the United States Securities and Exchange Commission (the "SEC") because of Verida's representations that this is a non-public offering of the Verida stock pursuant to Section 4(2) of the Act and Rule 506 of Regulation D promulgated thereunder and under any other applicable Securities Laws. Hinshaw represents that the Verida stock is being acquired for his own account, for investment and not for distribution or resale to others. Hinshaw agrees that he will not sell, transfer, or otherwise dispose of the Verida stock unless it is registered under the Act or unless an exemption from such registration is available.

     (g) Hinshaw agrees that Verida may, if it desires, permit the transfer of Verida stock by Hinshaw out of his name only when his request for transfer is accompanied by an opinion of counsel reasonably satisfactory to Verida that the proposed sale, transfer, or disposition does not result in a violation of the Securities Laws. Hinshaw agrees to hold Verida and its directors, officers, and controlling persons and their respective heirs, representatives, successors, and assigns harmless and to indemnify them against all liabilities, costs, and expenses incurred by them as a result of any sale, transfer, or other disposition of the Verida stock by Hinshaw in violation of any Securities Laws or any misrepresentation herein.

     (h) Hinshaw consents to the placement of a legend on the certificates evidencing the Verida stock stating that it has not been registered under the Act and setting forth or referring to the restrictions on the sale, transfer, or other disposition thereof. Hinshaw is aware that Verida will make a notation in its appropriate records with respect to the restrictions on the sale, transfer, or other disposition of Verida stock.

     (i) Hinshaw acknowledges and agrees that Verida is relying on Hinshaw's representations contained in this Agreement in conveying the Verida stock to him.

     (j) Hinshaw represents and warrants that all representations made by Hinshaw hereunder are true and correct in all material respects as of the date of execution hereof, and will be true and correct on the Closing date, and Hinshaw further agrees that until the Closing date he shall inform the Verida immediately of any changes in any of the representations provided by Hinshaw hereunder.

     (k) Hinshaw acknowledges that the Verida stock has not been approved or disapproved by the U.S. Securities Exchange Commission or by any state or province securities commission or other regulatory authority, nor have any of the foregoing authorities passed upon or endorsed the merits of the conveyance of the Verida stock to Hinshaw or the accuracy or adequacy of any of the documents concerning the Verida stock provided to Hinshaw. Any representation to the contrary is unlawful.

18.  Miscellaneous Provisions.

     (a) Notices. Any notice required or desired to be served, given, or delivered hereunder shall be in writing, and shall be deemed to have been validly served, given or delivered (i) if mailed by certified mail, three (3) days after deposit in the United States mails, with proper postage prepaid, (ii) when sent by telecopy or similar facsimile transmission, upon receipt of confirmation or answerback (provided that a confirmation copy shall be sent by first class mail, postage prepaid), (iii) one (1) business day after deposit with a reputable overnight courier with all charges prepaid, or (iv) when delivered, if hand-delivered by messenger, all of which shall be properly addressed to the party to be notified and sent to the address or number indicated as follows:

          Hinshaw:                            Michael C. Hinshaw
          -------
                                         ------------------------------
                                         ------------------------------
                                         ------------------------------

          with copy to:                  ------------------------------
                                         ------------------------------
                                         ------------------------------


          Triad:                         c/o Michael C. Hinshaw
          -----
                                         ------------------------------
                                         ------------------------------
                                         ------------------------------

          with copy to:                  ------------------------------
                                         ------------------------------
                                         ------------------------------

          Verida:                        Verida Internet Corp.
          ------                         Attention: Corporate Secretary
                                         50 California Street, Suite 1500

                                         San Francisco, CA 94111

          with copy to:                  Verida Internet Corp.
                                         Attention: Peter Rantucci
                                         1090 West Pender Street, Suite 200
                                         Vancouver, B.C. V6E 2N7

          Verida Acquisition:            c/o Verida Internet Corp.
          ------------------             Attention: Corporate Secretary
                                         50 California Street, Suite 1500
                                         San Francisco, CA 94111


          with copy to:                  Verida Internet Corp.
                                         Attention: Peter Rantucci
                                         1090 West Pender Street, Suite 200
                                         Vancouver, B.C. V6E 2N7

or such other addresses as any party shall designate in accordance with the provisions of this paragraph.

     (b) Waiver and Modification. The failure of any party at any time or times to require strict performance of any provision hereof shall not in any manner affect the right of such party at a later time to enforce the same. No waiver by any party of the breach of any term or covenant contained in this Agreement shall be deemed to be a release or affect any liability resulting from such breach. No waiver of any nature, whether by conduct, course of dealing, or otherwise, in any one or more instances shall be deemed to be or construed as a continuing waiver of any such condition or breach or as a waiver of any other condition or of any other breach of any other term or covenant of this Agreement.

     (c) Successors in Interest. This Agreement shall be binding upon and inure to the benefit of the successors, heirs, assigns, and personal representatives of the parties. No party may assign any of its rights or obligations under this Agreement without the prior written consent of the other parties.

     (d) Entire Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof. There are no representations, warranties, understandings, or agreements other than those expressly set forth herein. Time is expressly declared to be of the essence of this Agreement.

     (e) Exhibits. Exhibits and schedules annexed to this Agreement and the documents and instruments to be delivered at or prior to the Closing are expressly made a part of this Agreement as fully as though completely set forth in it. All references to this Agreement either in the Agreement itself or in any of such writings shall be deemed to refer to and include this Agreement and all such writings. Any breach of or default under any provision of any such writings shall, for all purposes, constitute a breach or default under this Agreement and all other such writings.

     (f) Execution in Counterparts. This Agreement may be executed separately or independently in any number of counterparts, each and all of which together shall be deemed to have been executed simultaneously and for all purposes to be one agreement.

     (g) Captions. The respective captions of the sections and paragraphs hereof are inserted for convenience of reference only and shall not be deemed to modify or other wise affect in any respect any of the provisions hereof.

     (h) Attorneys' Fees. In the event that any party retains an attorney to enforce any of the provisions hereof, the substantially successful party shall be entitled to reasonable attorneys' fees from the other party, including fees incurred in both trial or appellate courts, or fees incurred without suit, and all court and accounting costs.

     DATED as of the date set forth above.

HINSHAW:                                      VERIDA:
--------                                      -------

/s/ MICHAEL C. HINSHAW                        VERIDA INTERNET CORP.,
----------------------                        A Nevada corporation
MICHAEL C. HINSHAW
                                              By: /s/ Bernhard Zinkhofer
                                              ---------------------------
                                              Its:  Director
                                                    --------

                                              By: /s/ Peter Rantucci
                                              ---------------------------
                                              Its:  Director
                                                    --------


TRIAD:                                        VERIDA ACQUISITION CORP.:
------                                        -------------------------

TRIAD CREATIVE, INC.                          VERIDA ACQUISITION CORP.
A California corporation                      A California corporation

By: /s/ MICHAEL C. HINSHAW                    By: /s/ Michael C. Hinshaw
--------------------------                    ---------------------------
MICHAEL C. HINSHAW                            ___________________________

Its: President                                Its: Director
--------------                                -------------

                                  Triad, Inc.
                       Schedule One, As of June 30, 1999

I    Financial Statements
     IA   Financial Statements as of June 30, 1999

Balance Sheet
Cash: Westamerica Checking              $   5,372.54
Cash: Westamerica Imprest Chckg             1,467.70
Schwab One Investment Account              41,781.11
Cash: Petty                                   521.11
Accounts Receivable                       112,068.09
Loan Receivable: S-H-M Hinshaw             63,408.41
Note Receivable: AOG Resourcenet           37,931.81
Deposits                                    3,322.00
Estimated Tax                               5,205.41
Equipment/Auto                             15,800.00
Equipment/Furniture                       166,510.02
Accum: Deprec: Equip/Furniture           (152,429.43)
Leasehold Improvements                     15,271.87
Accum: Deprec: LseHold Improv              (1,047.00)
Organization Costs                          2,856.16
Accum. Amort: Org. Costs                   (2,605.00)
                                                     ------------------
          Total Assets                                    $315,434.80

Accounts Payable                           12,751.29
Sales Tax Payable                             812.67
Note Payable - Carol Hoover                 3,750.00
Credit Line: WestAmerica Bank              50,000.00
Credit Cards Payable                        7,490.95
Trinity Lease: Computer                     7,893.09
Trinity Lease: Phone System                 2,813.83
                                                    -------------------
          Total Liabilities                                 85,511.83

Common Stock                                9,675.00
Retained Earnings                         102,629.54
Year to Date Net Income                   117,618.43
                                                    -------------------
          Total Equity                                     229,922.97

Total Liabilities and Equity                               315,434.80

                                                              Schedule 1, Page 1

                                  Triad, Inc.
                       Schedule One, As of June 30, 1999

IA   Financial Statements Continued

Income Statement                                                   As of 6/30/99

                                                       Month of
         Income                                        June-99     Year to Date
Copywriting                                          $ 19,112.14   $ 75,440.76
Internet/New Media                                      6,193.75     28,496.88
Photography/Illustration                                2,210.00     27,074.00
Postage                                                 1,200.00      1,200.00
Printing, Prepress                                      5,242.50     16,181.00
Professional Fees                                      64,589.78    522,058.60
Reimbursements                                                       29,464.31
Service Bureau                                          1,159.10     10,831.39
Travel Expense Reimbursement                              722.00        722.00
Shipping Delivery                                       1,256.25      3,908.29
                                                     -------------------------
     Total Income                                     101,685.52    715,377.23

        Job Costs

Copywriting                                             2,020.00     26,549.14
Delivery                                                1,156.08      4,818.90
Desin Services                                          7,755.00     32,234.00
Fulfillment, Lettershop                                               4,113.52
Internet, New Media                                                   2,775.00
Media Purchase                                                       10,242.00
Miscellaneous Costs                                                   6,632,89
Photography Illustration                                  910.00     12,412.45
Postage                                                   607.00      2,004.00
Printing, Prepress                                                   20,567.05
Production Services                                        47.50        609.00
Proofreading/Editing                                      402.50      1,610.00
Service Bureau                                          1,238.92      4,481.36
Travel Transportation (Billable)                          624.97      8,103.85
Other Costs: Commissions                                              2,806.25
                                                     -------------------------
     Total Job Costs                                   14,761.97    139,959.41

     Gross Profit                                      86,923.55    575,417.82

        Expenses

Auto Fuel and Oil                                         179.18        917.90
Bank Charges                                                             29.00
Payroll Fees/401k Fees                                    167.90      1,210.08
Continuing Education                                      570.00      3,913.75
Dues/Association                                           55.00      2,076.75


                                                              Schedule 1, Page 2

                                  Triad, Inc.
                       Schedule One, As of June 30, 1999

Income Statement Cont'd                                      As of       6/30/99

                                                    Month of
     Expenses Cont'd                                 June-99        Year to Date
Employee Recruitment                                    45.00           2,150.73
Gifts                                                  123.34             148.34
Insurance: Employee Health                           2,894.40          16,830.65
Insurance: General Business                               --            (590.00)
Insurance: Workers Comp                                   --            3,588.87
Interest/Finance Charges                                69.66             831.87
Interest/Credit Line                                   354.93           3,450.31
Interest/Trinity Leases                                 90.65             854.64
Prof. Fees Temp Help                                                    1,302.90
Prof. Fees Legal/Accounting                                             3,177.60
Prof. Fees Other                                                          186.00
Marketing                                            2,853.61          27,370.61
Meetings/Entertainment                               1,016.21           4,031.83
Meals: Travel                                                             181.04
Postage Office                                         200.00           1,725.60
Repairs Maintenance Auto                               180.00             524.00
Rent Premises                                        1,972.00          11,771.33
Repairs & Maintenance Computers                        700.00           5,557.33
Repairs & Maintenance Equipment                        180.00           1,630.00
Repairs & Maintenance Premises                         200.00           1,835.20
Salary Administration                                8,456.63          54,730.66
Salary Shareholder                                  10,750.00          64,500.00
Salary Job Cost                                     30,707.00         165,705.28
Shipping/Messenger                                     127.72           1,031.92
EE Retirement Plan Contributions                     1,177.09           7,002.83
Subscriptions Books                                    (94.05)          1,563.31
Employee Commissions                                   250.00           7,637,58
Supplies Art/Design                                                       382.30
Supplies Computers                                   1,074.54           8,606.17
Supplies Office                                      1,359.57          11,861.14
Taxes: Payroll                                       3,847.90          27,083.62
Taxes                                                                     940.00
Taxes: Business/Property                               291.59             291.59
Taxes: Capital Lease                                    58.17             413.72
Travel Except Meals                                                       352.99
Travel Expense                                          30.72           1,931.57
Utility: Gas/Electric                                  621.89           3,526.57
Utility: Internet Access                               149.00           1,674.64
Utility: Phone/Cellular                              1,392.40           8,623.26
                                                  ------------------------------
     Total Expenses                                 72,052.05         460,565.48

                                                              Schedule 1, Page 3

                                  Triad, Inc.
                       Schedule One, As of June 30, 1999

Income Statement Cont'd                                      As of      6/30/99

                                             Month of
     Other Income                            June-99      Year to Date
Rent Income                                  (235.00)       (2,220.00)
Investment Interest Earned                   (146.32)         (546.09)
          Total Other Income                 (381.32)       (2,766.09)

Net Income (Loss)                          15,252.82       117,618.43

     IB  Financial Statements Year End December 31, 1998

Balance Sheet
Cash: Westamerica Checking               $    157.40
Cash: Westamerica Imprest Chckg               159.33
Schwab One Investment Account               7,243.43
Cash: Petty                                     4.15
Accounts Receivable                       208,212.11
Loan Receivable: S-H-M Hinshaw             10,903.87
Note Receivable: AOG Resourcenet           37,931.81
Deposits                                    3,322.00
Estimated Tax                               3,600.00
Equipment/Auto                             15,800.00
Equipment/Furniture                       222,405.69
Accum: Deprec: Equip/Furniture           (152,429.43)
Leasehold Improvements                     15,171.87
Accum: Deprec: LseHold Improv              (1,047.00)
Organization Costs                          2,856.16
Accum. Amort: Org. Costs                   (2,605.00)
                                                     ------------------
          Total Assets                                    $371.686.39

Accounts Payable                           37,541.88
Sales Tax Payable                           6,972.29
Note Payable - Carol Hoover                11,250.00
Credit Line: WestAmerica Bank             100,000.00
Credit Cards Payable                       11,233.91
Trinity Lease: Computer                    10,735.47
Trinity Lease: Phone System                 4,012.08
                                                    -------------------
          Total Liabilities                                181,745.63

Common Stock                                9,675.00
Retained Earnings                          16,535.30
Year to Date Net Income                   163,730.46
                                                    -------------------
          Total Equity                                     189,940.76

Total Liabilities and Equity                               371,686.39

                                                              Schedule 1, Page 4

                                  Triad, Inc.
                       Schedule One, As of June 30, 1999

IB   Financial Statements Continued

Income Statement                                            As of      12/31/98

                                                       Month of
         Income                                      December-98   Year to Date
Copywriting                                           $18,920.00    $113,293.13
Fulfillment/Lettershop                                               $13,443.04
Internet/New Media                                     (2,085.00)     46,785.10
Photography/Illustration                               (2,250.00)     48,605.92
Postage                                                      --          435.00
Printing, Prepress                                           --       64,937.22
Professional Fees                                      80,636.25     951,963.88
Reimbursements                                          8,370.00      31,299.93
Service Bureau                                            706.00      25,092.56
Travel Expense Reimbursement                                 --        6,581.93
Shopping Delivery                                         141.27       9,717.83
                                                     --------------------------
      Total Income                                    104,438.52   1,314,155.54

        Job Costs

Copywriting                                             8,710.00      44,856.25
Delivery                                               (2,280.47)      8,998.98
Design Services                                           400.00      37,084.30
Project Management                                                     4,529.50
Fulfillment, Lettershop                                (1,086.95)     10,480.31
Internet, New Media                                     1,370.00      10,554.73
Media Purchase                                               --       39,260.80
Miscellaneous Costs                                       683.52      15,444.89
Photography Illustration                                1,517.25      49,822.85
Postage                                                   510.48         852.23
Printing, Prepress                                           --       51,750.72
Production Services                                          --       17,541.96
Proofreading/Editing                                      577.50       3,380.00
Service Bureau                                          1,650.50      16,547.65
Travel Transportation (Billable)                        1,419.53      18,326.81
Other Costs: Commissions                                     --        9,492.61
                                                    ---------------------------
     Total Job Costs                                   13,471.36     338,924.59

     Gross Profit                                      86,923.55     575,417.82


                                                              Schedule 1, Page 5

                                  Triad, Inc.
                       Schedule One, As of June 30, 1999


        Expenses
Auto Fuel and Oil                                          253.44     2,083.55
Bank Charges                                                            374.11
Continuing Education                                     1,356.00     7,106.26
Contributions: Charity                                     120.00     2,340.00
Dues/Associations                                          325.00     4,602.78
Employee Recruitment                                       151.40     7,978.79
Equipment Rental                                                        547.59
Gifts                                                      964.54     1,406.64
Insurance: Employee Health                               2,180.75    22,648.30
Insurance: Employee Disability                                         (305.28)
Insurance: General Business                                432.50     2,429.16
Insurance: Life                                                       1,039.26
Insurance: Workers Comp                                               3,843.46
Interest/Finance Charges                                    50.61     1,501.92
Interest/Credit Line                                                  3,401.92
Interest/Trinity Leases                                    133.76     1,780.67
Prof. Fees Temp Help
Prof. Fees Legal/Accounting                              2,520.00    30,780.52
Prof Fees Other                                          4,596.13    12,449.70
Marketing                                                3,263.29    61,631.08
Meetings/Entertainment                                   1,892.81     9,426.37
Meals: Travel                                               95.45       560.17
Postage Office                                             366.45     1,329.69
Repairs Maintenance Auto                                   433.28     4,526.77
Rent Premises                                            1,972.00    23,475.00
Repairs & Maintenance Computers                            700.00     9,589.00
Repairs & Maintenance Equipment                             60.00       866.29
Repairs & Maintenance Premises                             484.00     3,092.45
Salary Administration                                   14,976.08    85,011.15
Salary Shareholder                                      34,750.00   138,500.00
Salary Job Cost                                         33,044.50   264,495.00
Shipping/Messenger                                         205.20     4,241.91
EE Retirement Plan Contributions
Subscriptions Books                                        211.48     3,055.99
Employee Commissions
Supplies Art/Design                                        171.95     3,811.90
Supplies Computers                                       1,368.90     2,634.47
Supplies Office                                          1,818.59    17,122.57
Taxes: Payroll                                           4,929.60    37,719.94
Taxes
Taxes: Business/Property                                              1,940.83
Taxes: Capital Lease                                        58.17       682.21
Travel Except Meals                                                   6,560.03
Travel Expense                                           1,087.67     3,838.15
Utility: Gas/Electric                                      406.95     5,690.96
Utility: Internet Access                                   848.06    12,133.17
Utility: Phone/Cellular                                    908.17    12,001.20
                                                      ------------------------
     Total Expenses                                    117,136.73   819,925.65


                                                              Schedule 1, Page 6

                                  Triad, Inc.
                       Schedule One, As of June 30, 1999

          Other Income

Interest Income                                           (3.73)
Rent Income                              (640.00)     (8,088.00)
Investment Interest Earned                (72.42)       (333.43)
                                   -----------------------------
          Total Other Income             (712.42)     (8,425.16)


II   Triad Material Agreements/Commitments

     Agreements: Clients

          Client                   Contract Amnt   Billed to Date      Remaining
First Hand Funds                       10,700.00         7,225.00       3,475.00
CBS MarketWatch                        32,965.00        32,215.00         750.00
Imperial Bank                         249,040.00       157,747.00      91,293.00
Lamberson Koster                       24,500.00        15,458.00       9,042.00
PointConnect                           64,899.50        60,849.50       4,050.00
SME Corporation                        33,750.00        27,437.00       6,313.00
Silton Bookman Systems                  6,432.50         5,329.50       1,103.00
Verida Internet Corp.                 129,875.00        65,395.00      64,480.00
World Oil Enterprises                 161,200.00       150,468.00      10,732.00
--------------------------------------------------------------------------------
                                      713,362.00       522,124.00     191,238.00

Notes: Based on total per Client

     Agreements: Leases

          Entity - Item            Contract Amnt    Paid to Date      Remaining
Trinity Capital Equipment Lease        19,000.00        11,106.91       7,893.09
Finnella Family Trust - Office
 Lease                                                                  2,536.00

Notes: Office Lease term 2 years, commenced at shown rate as of 4/15/99. Copy of lease attached.

                                                              Schedule 1, Page 7

                                  Triad, Inc.
                       Schedule One, As of June 30, 1999

III  Triad Financial Institution Information

                                       Balance as of
       Entity - Item                         6/30/99     Authorized Signers
Westamerica Bank - Main Checking           5,372.54     Michael Hinshaw
Account                                                 Cameron Hinshaw
                                                        Jarrett Gamache          Limited

Notes: Mr. Gamache can only get information, and make payments towards Credit Line.

Westamerica Bank - Imprest Chkg            1,487.70     Denise della Santina     Primary
                                                        Jarrett Gamache          Primary
                                                        Lee Bickley              Secondary
                                                        Michael Hinshaw          Sole Depositor

Notes: All checks from this account require two signatures. Ms. Della Santina and Mr. Gamache must be one.
As sole depositor, only Mr. Hinshaw can deposit funds into account.

Westamerica Bank - Credit Line          50,000.00     Michael Hinshaw
                                                      Jarrett Gamache          Limited

Notes: Mr. Gamache may only get information. Also see notes under Main Checking.

Charles Schwab - SchwabOne Acct         41,781.11     Michael Hinshaw
                                                      Jarrett Gamache          Limited Power of
                                                                               Attorney.

Notes: Mr. Gamache's Limited Power of Attorney extends only to transfers within Schwab. Cannot withdraw funds.


Prepared by:

/s/ Jarrett A. Gamache                                              10/1/99
-----------------------------------------------                -----------------
Jarrett A. Gamache                                                    Date
Finance Administration Manager Triad, Inc.


                                                              Schedule 1, Page 8

                                  Triad, Inc.
                       Schedule Two, As of June 30, 1999

I   Exceptions and Qualifications to Seller's Representations and Warranties

Buyer has no Exceptions to the Qualifications, Representations and Warranties set forth in Section 5 of the Sale Agreement

Prepared by:

/s/ Jarrett A. Gamache                                          10/1/99
------------------------------------------                      -------
Jarrett A. Gamache                                                Date
Finance Administration Manager Triad, Inc.

                                  Triad, Inc.
                      Schedule Three, As of June 30, 1999

I   Employee and Salary Listing

Full Time Employees

    Employee            Yearly Salary
Michael Hinshaw          $129,000.00
Leila M. Bickley          $54,000.00
Thomas P. Cote            $18,000.00
Michael Dambrowski         52,500.00
Denise della Santina       52,000.00
Myrna Faulds               42,000.00
Jarrett Gamache            39,600.00
Lannette D. Ingels         29,000.00
Diana Kollanyi             58,000.00
Helder J. Sebastiao        60,000.00
Jill A. Spicer             50,000.00
------------------------------------
Total                    $584,100.00

Part Time Employees

    Employee           Hourly Salary
Christine Cote                  8.50  Summer Help

Notes: These figures do not include the following: Bonuses, Employee Retirement Contributions (401K), or Shareholder Distributions. The above mentioned events may occur at indiscriminant times during year.

Thomas P. Cote's salary does not include commissions.

Prepared by:

/s/ Jarrett A. Gamache                                          10/1/99
------------------------------------------                      -------
Jarrett A. Gamache                                                Date
Finance Administration Manager Triad, Inc.